Exhibit 4.32

Exhibit 1 to U.S. Placement Memorandum

U.S. SUBSCRIPTION AGREEMENT

TO:                         Response Biomedical Corp. (the “Company”)

AND TO:	Haywood Securities Inc. (the “Underwriter”)

AND TO:	Haywood Securities (USA) Inc. (the “U.S. Placement Agent”)

Re:                          Subscription for Units of the Company

Ladies and Gentlemen:

1.           The undersigned hereby irrevocably subscribes for and agrees to purchase from Response Biomedical Corp. (the “Company”) _____________ units (the “Units”) of the Company for an aggregate consideration of Cdn$_________________ (the “Subscription Price”), representing a subscription price of Cdn$0.15 per Unit.  Each Unit is comprised of one common share of the Company (a “Unit Share”) and one-half of one common share purchase warrant (a “Warrant”).  Each whole Warrant will entitle the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price of Cdn$0.25 per Warrant Share, at any time on or before 4:00 p.m. (Vancouver time) on the date that is 24 months after the Closing Date (as defined below).  Together, the Units, Unit Shares, Warrants and Warrant Shares are referred to herein as the “Securities”.

2.           The undersigned acknowledges that this subscription is subject to acceptance by the Company.  The Company may also accept this subscription in part.  The undersigned agrees that if this subscription is not accepted in full, any funds related to the portion of this subscription not accepted will be returned to the undersigned, without interest.

3.           In connection with the undersigned’s proposed purchase of the number of Units of the Company indicated herein, the undersigned represents, warrants, covenants and agrees to and with each of you (and acknowledges that each of you is relying hereon) that:

(a)	The undersigned is authorized to consummate the purchase of the Units.

(b)	This subscription agreement has been duly and validly authorized, executed and delivered by and constitutes the legal, valid, binding and enforceable obligation of the undersigned.

(c)
The undersigned understands that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws and that the sale contemplated hereby is being made only to “accredited investors” as defined in Rule 501(a) under the 1933 Act (“Accredited Investors”) in reliance on the exemption from registration set forth in Rule 506 of Regulation D under the 1933 Act.

(d)
Prior to the time of purchase of any Units, the undersigned has received a copy, for the undersigned’s information only, of a Canadian final prospectus, together with a U.S. private placement memorandum, relating to the offering in the United States of the Units and has had access to the information incorporated by reference in the Canadian final prospectus and such additional information, if any, concerning the Company as the undersigned has considered necessary in connection with the undersigned’s decision to invest in the Units.

(e)
The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned’s investment in the Units and the undersigned is able, without impairing its financial condition, to hold such securities for an indefinite period of time and to bear the economic risks of, and withstand a complete loss of, such investment.

(f)
The undersigned acknowledges that (i) the undersigned has not relied on the Underwriter or the U.S. Placement Agent in connection with (a) the undersigned’s investigation of the accuracy of the U.S. private placement memorandum, the Canadian final prospectus or the documents incorporated by reference into the Canadian final prospectus or (b) the undersigned’s investment decision and (ii) no person is authorized in connection with any offering of the Units to give any information or make any representation other than as contained in the U.S. private placement memorandum, the Canadian final prospectus and the documents incorporated by reference into the Canadian final prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Underwriter or the U.S. Placement Agent.

(g)
The undersigned is an Accredited Investor and is acquiring Units for the undersigned’s own account or for the account of an Accredited Investor as to which the undersigned exercises sole investment discretion, and for investment purposes only and not with a view to any resale, distribution or other disposition of the Units in violation of the United States federal securities laws or applicable state securities laws, and the undersigned has concurrently executed and delivered a Certificate of Accredited Investor in the form attached as Schedule A to this subscription agreement.

(h)
The undersigned acknowledges that the undersigned has not purchased the Units as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act), including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)	The address at which the undersigned received and accepted the offer to purchase the Units is the address listed below as the “Subscriber’s Address”.

(j)
The undersigned agrees that if the undersigned decides to offer, sell, pledge or otherwise transfer any of the Securities, the undersigned will not offer, sell, pledge or otherwise transfer any of the Securities, directly or indirectly, unless;

(i)	the transfer is to the Company; or

(ii)	the transfer is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations; or

(iii)	the transfer is made in compliance with an exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

(iv)	the Securities are transferred in a transaction that does not require registration under the 1933 Act or any applicable state securities laws.

(k)
The undersigned understands and acknowledges that the Securities are “restricted securities” as defined in Rule 144 under the 1933 Act, and upon the original issuance of the Securities, and until such time as it is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA”;

provided, that if, at any time the Company is a “foreign issuer” as defined in Regulation S under the 1933 Act, any of the Securities are being sold in compliance with the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the registrar and transfer agent or warrant trustee, as applicable, for such Securities to the effect set forth in Schedule B hereto (or such other evidence of exemption as the Company or its registrar and transfer agent or warrant trustee, as applicable, may prescribe from time to time, which may include an opinion of counsel); and

provided further, that if any of the Securities are being sold pursuant to Rule 144 of the 1933 Act, if available, and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Company and its registrar and transfer agent or warrant trustee, as applicable, of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and its registrar and transfer agent or warrant trustee, as applicable, to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

(l)
The undersigned acknowledges and agrees that the Warrants may not be exercised in the United States or by, or on behalf of, a U.S. Person unless an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available to the holder and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonable satisfactory to the Company to such effect; provided, however, that the undersigned will not be required to deliver an opinion of counsel in connection with its exercise of the Warrants on its own behalf, or on behalf of the original beneficial purchaser for which it is subscribing for Units hereunder (if any), at a time when it, and such original beneficial purchaser (if any), are Accredited Investors.

(m)
The undersigned acknowledges and agrees that upon the original issuance of the Warrants, and until such time as it is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT”.

(n)
The undersigned acknowledges that the Warrants will be issued under an indenture to be entered into between the Company and Computershare Trust Company of Canada on or before the Closing Date (as defined below), and by subscribing for Units the undersigned agrees to be bound by the terms thereof.

(o)
The undersigned consents to the Company making a notation on its records or giving instructions to any registrar and transfer agent or warrant trustee of the Securities in order to implement the restrictions in transfer set forth and described herein.

(p)
If required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the undersigned will execute, deliver, file and otherwise assist the Company in filing such reports, questionnaires, undertakings and other documents with respect to the issue of the Securities as may be required.

(q)
The undersigned agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this subscription agreement and as of the Closing (as defined below) and will survive the completion of the issuance of the Units.

(r)
The undersigned acknowledges that in connection with the purchase of the Units hereunder, it has not received any advice as to investment, tax or legal ramifications of this subscription agreement or the undersigned’s investment in the Units from the Company, the Underwriter or the U.S. Placement Agent and has been advised to seek independent advice from its legal, financial, accounting and tax advisors prior to entering into this subscription agreement.

(s)
The undersigned represents and warrants that the funds representing the Subscription Price which it will advance to the Company hereunder will not represent proceeds of crime (or proceeds of foreign crime, foreign corruption or terrorism) for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to its purchase of Securities, on a confidential basis, pursuant to the PCMLA or the PATRIOT Act.  None of the funds representing the Subscription Price to be provided by the undersigned (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to it, and the undersigned shall promptly notify the Company if it discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

4.           The foregoing representations, warranties, covenants and agreements are made by the undersigned with the intent that they be relied upon by the Company, the Underwriter and the U.S. Placement Agent in determining the undersigned’s suitability as a purchaser of Units and the undersigned hereby agrees to indemnify the Company, the Underwriter and the U.S. Placement Agent against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon.  The undersigned undertakes to notify the Company, the Underwriter and the U.S. Placement Agent immediately at the address of Response Biomedical Corporation, 1781 – 75th Avenue West, Vancouver, British Columbia, V6P 6P2, Canada, telephone (604) 456-6073, Attn: Director of Investor Relations, of any change in any representation, warranty or other information set forth herein which takes place prior to the Closing (as defined below).

5.           The sale of the Units will be completed at the offices of counsel to the Company, Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada, V7X 1T2, at such time as the Underwriter and the Company may agree (the “Closing”), on May 21, 2009, or such other date as the Underwriter and the Company may agree (the “Closing Date”).

6.           The undersigned agrees to deliver to the U.S. Placement Agent not later than 12:00 noon (Vancouver time) on May 19, 2009 (or two days before the Closing Date if such date is changed in accordance with section 5 above and communicated to the undersigned) (a) this duly completed and executed subscription agreement comprising (i) Section 12 duly completed and signed and (ii) Schedule A hereto duly completed and signed and (b) such other documents as may be requested as contemplated by paragraph 3(p) hereof.  In addition, the undersigned will arrange for the payment of the Subscription Price in a manner acceptable to the U.S. Placement Agent at or before 12:00 noon (Vancouver time) on May 20, 2009 (or one day before the Closing Date if such date is changed in accordance with section 5 above and communicated to the undersigned), or at such other time as the U.S. Placements Agent has agreed.

7.           The undersigned hereby irrevocably authorizes the Underwriter to act as the undersigned’s representative at the closing of the purchase of the Units subscribed for hereby and to execute on the undersigned’s behalf all closing receipts and documents as required or deemed necessary, to receive on the undersigned’s behalf certificates representing the Units subscribed for under this subscription agreement, to approve any opinions, certificates or other documents addressed to the undersigned, and to waive, in whole or in part, any representations, warranties, covenants or conditions for the undersigned’s benefit which are contained in the underwriting agreement.

8.           The contract arising out of the acceptance of this subscription by the Company shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia and represents the entire agreement of the parties hereto relating to the subject matter hereof.  Time shall be of the essence hereof.

9.           The covenants, representations, warranties and agreements contained herein shall survive the closing of the transactions contemplated hereby.

10.           The Company, the Underwriter, and the U.S. Placement Agent shall be entitled to rely on delivery of a facsimile copy of this subscription agreement, and acceptance by the Company of a facsimile copy of this subscription agreement shall create a legal, valid and binding agreement among the undersigned, the Company, the Underwriter and the U.S. Placement Agent in accordance with the terms hereof.

11.           The Company is irrevocably authorized to produce this subscription agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

12.Execution by the Subscriber:

EXECUTED by the undersigned subscriber this _________ day of ____________, 2009.

Number of Units	Total Subscription Price
(Number of Units x Cdn.$0.15)

by:
Authorized Signatory	Subscriber’s Address

Name of the Subscriber (please print)	Telephone Number

Name and Official Capacity or Title of	Facsimile Number
Authorized Signatory
(please print)

Registration Instructions (if other than in name of Subscriber):	Certificate Delivery Instructions (if other than the address above):

Name and Address (as it should appear on the certificates)	Address

Account reference, if applicable	Account reference, if applicable

Address of Intermediary	Contact Name

Telephone Number

ACCEPTANCE

The Company hereby accepts the above subscription as of this ____ day of _________________, 2009.

RESPONSE BIOMEDICAL CORP.

By:
Name
Title

Schedule A to Exhibit 1

CERTIFICATE OF ACCREDITED INVESTOR

TO:                         Response Biomedical Corp. (the “Company”)

AND TO:	Haywood Securities Inc. (the “Underwriter”)

AND TO:	Haywood Securities (USA) Inc. (the “U.S. Placement Agent”)

Re:                          Purchase of Units of the Company

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Company, the Underwriter and the U.S. Placement Agent, and acknowledges that the Company, the Underwriter and the U.S. Placement Agent are relying thereon, that the undersigned purchaser, and if applicable, each person for whose account the undersigned is purchasing the Units satisfies one or more of the categories of “accredited investor” indicated below (please mark the appropriate categories, indicating “S” for the undersigned subscriber and “BP” for each beneficial purchaser, if any):

Category 1.	A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

Category 4.	An insurance company as defined in Section 2(13) of the 1933 Act; or

Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; or

Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

Category 9.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of U.S. $5,000,000; or

Category 12.	A director or executive officer of the Company; or

Category 13.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds U.S. $1,000,000; or

Category 14.
A natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.
A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the undersigned’s suitability as a purchaser of Units.  The undersigned undertakes to notify the Company, the Underwriter and the U.S. Placement Agent immediately at the address of Response Biomedical Corporation, 1781 – 75th Avenue West, Vancouver, British Columbia, V6P 6P2, Canada, telephone (604) 456-6073, Attn: Director of Investor Relations, of any change in any representation, warranty or other information set forth herein which takes place prior to the Closing, as defined in the attached subscription agreement.

Capitalized terms used in this Schedule and not defined herein have the meanings ascribed thereto in the subscription agreement to which this Schedule is attached.

(Name of the Subscriber - please print)

(Authorized Signature)

(Name and Official Capacity or Title of Signatory - please print)

Schedule B to Exhibit 1

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:
Computershare Investor Services Inc., as registrar and transfer agent for the common shares, or Computershare Trust Company of Canada, as warrant trustee for the warrants, as applicable, of Response Biomedical Corp.

The undersigned (a) acknowledges that the sale of the securities of Response Biomedical Corp. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (b) certifies that (1) the undersigned is not an “affiliate” of the Company as that term is defined in Rule 405 under the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (B) the transaction was executed in, on or through the facilities of The Toronto Stock Exchange or the TSX Venture Exchange, Inc. and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.  Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

Date:          _________

(Name of the Seller - please print)

(Authorized Signature)

(Name and Official Capacity or Title of Signatory - please print)